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                                                                       EXHIBIT 8



February 14, 2005                                   Mayer, Brown, Rowe & Maw LLP
                                                       190 South La Salle Street
                                                   Chicago, Illinois  60603-3441

                                                         Main Tel (312) 782-0600
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                                                          www.mayerbrownrowe.com


Dobson Communications Corporation
14201 Wireless Way
Oklahoma City, Oklahoma 73134

Re: Offer to Exchange Outstanding Shares of 12.25% and 13% Senior Exchangeable Preferred Stock and Related Consent Solicitation

Ladies and Gentlemen:

We have acted as United States tax counsel to Dobson Communications Corporation, an Oklahoma corporation ("Dobson"), in connection with (A) offer to exchange outstanding shares of Dobson's 12.25% and 13% Senior Exchangeable Preferred Stock (the "Preferred Stock") for cash and shares of Dobson's Class A common stock (the "Common Stock") at the election of holders of Preferred Stock, and subject to proration by Dobson (the "Offer") and (B) the solicitation of consents from holders of Preferred Stock to permit Dobson to make certain amendments to the certificates of designation for the Preferred Stock (the "Solicitation"). Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the prospectus included as part of the registration statement on Form S-4 filed with the Securities and Exchange Commission ("SEC") in respect of the Offer and the Solicitation (the "Registration Statement") and all Section references shall be to the Internal Revenue Code of 1986, as amended (the "Code"), unless otherwise indicated.

You have requested our opinion concerning certain tax matters related to the Offer and the Solicitation. In providing this opinion, we have assumed (without any independent investigation or review thereof) that:

     a. Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;


     b. All factual representations, warranties and statements made or agreed to by the parties to the Registration Statement, and other documents relating to the Offer and the Solicitation are true and accurate as of the date hereof; and



     c. The description of the Offer and the Solicitation in the Registration Statement is accurate, the Offer and the Solicitation will be consummated in accordance with such description, without any waiver or breach of any material provision thereof, and the Offer and Solicitation will be effective under applicable corporate law.




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Dobson Communications Corporation
February 14, 2005
Page 2





This opinion is based on current provisions of the Code, the United States Treasury regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the Internal Revenue Service, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could adversely affect our conclusion.

Based upon the foregoing, the statements set forth in the prospectus forming a part of the Registration Statement under the caption "Material U.S. Federal Income Tax Consequences," insofar as they discuss matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, constitute our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as
Exhibit 8 to the Registration Statement and to the reference to our firm in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder. This opinion is based on facts and circumstances existing on the date hereof.

Sincerely,

/s/  Mayer, Brown, Rowe & Maw LLP

Mayer, Brown, Rowe & Maw LLP


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